EXHIBIT 99.1 NEWS RELEASE INVESTOR RELATIONS CONTACT: J. Eric Bjornholt -- CFO..... (480) 792-7804

MICROCHIP TECHNOLOGY ANNOUNCES RECORD NET SALES AND EARNINGS FOR SECOND QUARTER OF FISCAL YEAR 2018

•	Record GAAP net sales of $1,012.1 million, up 4.1% sequentially and up 16.2% from the year ago quarter.

•	Record Non-GAAP net sales of $1,012.1 million, up 4.1% sequentially and up 15.8% from the year ago quarter. Our guidance provided on August 3, 2017 was net sales of $1,001.3 million.

•
On a GAAP basis: gross margins of 60.7%; record operating income of $225.4 million; record net income of $189.2 million; and record EPS of 77 cents per diluted share. Our guidance provided on August 3, 2017 was EPS of 74 to 78 cents per diluted share.

•
On a Non-GAAP basis: gross margins of 61.0%; record operating income of $390.5 million; record net income of $344.1 million and record EPS of $1.41 per diluted share, up 7.6% sequentially and up 50.0% from the year ago quarter. Our guidance provided on August 3, 2017 was EPS of $1.33 to $1.37 per diluted share.

•	Record cash flow from operations of $350.1 million.

•	Record quarterly dividend declared of 36.25 cents per share.

CHANDLER, Arizona - November 6, 2017 - (NASDAQ: MCHP) - Microchip Technology Incorporated, a leading provider of microcontroller, mixed signal, analog and Flash-IP solutions, today reported results for the three months ended September 30, 2017 as summarized in the following table:

(in millions, except per share amounts and percentages)	Three Months Ended September 30, 2017
	GAAP	% of Net Sales	Non-GAAP[1]	% of Net Sales
Net Sales	$1,012.1		$1,012.1
Gross Margin	$614.1	60.7%	$617.8	61.0%
Operating Income	$225.4	22.3%	$390.5	38.6%
Other Expense	$(39.2)		$(11.9)
Income Tax (Benefit) Provision	$(2.9)		$34.5
Net Income	$189.2	18.7%	$344.1	34.0%
Earnings per Diluted Share	77 cents		$1.41
1    See the "Use of Non-GAAP Financial Measures" section of this release.

- - more - -

Microchip Technology Incorporated 2355 West Chandler Blvd. Chandler, AZ 85224-6199 Main Office 480•792•7200

Microchip Technology Reports
Second Quarter Fiscal 2018
Financial Results

GAAP net sales for the second quarter of fiscal 2018 were $1,012.1 million, up 16.2% from GAAP net sales of $871.4 million in the prior year's second fiscal quarter. GAAP net income from continuing operations for the second quarter of fiscal 2018 was $189.2 million, or 77 cents per diluted share, up from GAAP net income from continuing operations of $35.6 million, or 15 cents per diluted share, in the prior year's second fiscal quarter. The prior year's GAAP net income results were significantly adversely impacted by purchase accounting adjustments associated with our Atmel acquisition.

Non-GAAP net sales for the second quarter of fiscal 2018 were $1,012.1 million, up 15.8% from non-GAAP net sales of $873.8 million in the prior year's second fiscal quarter. Non-GAAP net income from continuing operations for the second quarter of fiscal 2018 was $344.1 million, or $1.41 per diluted share, up 56.7% from non-GAAP net income of $219.6 million, or 94 cents per diluted share, in the prior year's second fiscal quarter. For the second quarters of fiscal 2018 and fiscal 2017, our non-GAAP results exclude the effect of discontinued operations, share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, inventory valuation costs, severance costs, and legal and other general and administrative expenses associated with acquisitions), revenue recognition changes related to Atmel distributors resulting from changes to business practices with those distributors, non-cash interest expense on our convertible debentures, the related income tax implications of these items, tax adjustments in accordance with ASC 740-270 and non-recurring tax events. Our year-to-date non-GAAP results include all of the aforementioned adjustments plus the effect of a manufacturing excursion issue with one of our suppliers, preclusion of revenue recognition under GAAP for inventory in the distribution channel on the acquisition dates of our acquisitions, a loss on the settlement of our convertible debentures, a gain on an equity method investment, and the related income tax implications of these items. A reconciliation of our non-GAAP and GAAP results is included in this press release.

Microchip announced today that its Board of Directors has declared a record quarterly cash dividend on its common stock of 36.25 cents per share. The quarterly dividend is payable on December 5, 2017 to stockholders of record on November 21, 2017.

"In the September 2017 quarter we achieved our first quarter of over one billion dollars in net sales! Our net sales year-over-year in the September quarter were up 16.2% on a GAAP basis and 15.8% on a non-GAAP basis," said Steve Sanghi, Chief Executive Officer. "Our quarterly financial results were very strong and we set new records in net sales, operating income and earnings per diluted share. We are making outstanding progress in moving towards our long-term operating model."

Mr. Sanghi added, "Our organic growth continues to thrive with our Microchip 2.0 initiative. Microchip 2.0 combines the product, technology, system and employee strengths of Microchip and its previous acquisitions and allows us to provide Total System Solutions to our customers by selling multiple solutions into the circuit boards that drive their end applications."

- - more - -

Microchip Technology Reports
Second Quarter Fiscal 2018
Financial Results

"Our Microcontroller businesses performed very strongly in the September quarter with revenue being up 4.7% sequentially compared to the June quarter, setting a new record in the process," said Ganesh Moorthy, President and Chief Operating Officer. "Each of our 8-bit, 16-bit and 32-bit microcontroller product families set new revenue records in the quarter and our product portfolio and roadmap have never been stronger."

Mr. Moorthy added, "Our transformation to Microchip 2.0 with a more powerful Total System Solution approach is enabling us to successfully find more opportunities to win new designs and attach Microchip's vast portfolio of analog products in our customers' applications. This effort should contribute to further revenue growth over time as these design wins go to production."

Eric Bjornholt, Microchip's Chief Financial Officer, said, "Cash flow from operations in the September quarter was a record $350.1 million. As of September 30, 2017, the cash and total investment position on our balance sheet was $1.844 billion."

Mr. Bjornholt added, "Our inventory at September 30, 2017 was 105 days and grew by five days from the June quarter levels. Inventory days are still well below our targeted levels, but we are starting to see improvement from our continued capacity expansion efforts."

Commenting on the business environment, Mr. Sanghi added, "We are continuing to see a strong business environment for our products worldwide and have a number of company-specific demand drivers. Bookings continued to be very strong in the September quarter. We have added capacity and are continuing to add capacity in our factories around the world. We are seeing improvement in our inventory position and our lead times are improving for many of our products."

Mr. Sanghi concluded, "Reflecting better than normal seasonality, we expect total net sales to be flat to down 4% sequentially, which at the midpoint would represent 12.6% growth on a non-GAAP basis year-over-year and 18.9% on a GAAP basis year-over-year."

Microchip's Highlights for the Quarter Ended September 30, 2017:

•	Our new power monitoring IC, the PAC1934, increases software power measurement accuracy to 99 percent in Windows 10 devices, including laptops, tablets and mobile phones.

- - more - -

Microchip Technology Reports
Second Quarter Fiscal 2018
Financial Results

•
Continued to prove that MOST® technology is still a leading standard for automotive infotainment. Announced that Microchip has delivered its 50 millionth MOST technology 50 Mbps automotive intelligent network interface controller. Additionally, MOST150 Technology is being used to control the infotainment system on Volvo Cars' second-generation XC60 SUV.

•	Unveiled a more reliable and cost-effective LED driver, the CL88020, for LED lighting applications.

•	Two new SAM microcontroller families, the SAM D5x and SAM E5x MCUs, were announced with extensive connectivity interface options which provide powerful performance and enhanced security features.

•	Debuted the MPLAB® ICD 4, the next-generation in-circuit debugger with unparalleled speed and flexibility.

•	Extended its custom programming service to include AVR® and SAM microcontrollers, enabling manufacturer-direct programming through microchipDIRECT.

•	Announced the SST26WF064C low-voltage 64 megabit serial quad I/O™ SuperFlash® memory devices for battery-powered devices.

•	MPLAB® Harmony 2.0 software was upgraded to include more efficient code and enhanced graphics development tools.

•	Announced a unique external CAN FD controller, the MCP2517FD, which enables CAN Flexible Data Rate (CAN FD) in new and existing designs.

•	Expanded computing capabilities with two embedded controller families, the MEC17XX and MEC14XX, that Support eSPI bus technology, allowing increased functionality and flexibility in computing designs.

•
Silicon Storage Technology (SST), Microchip's licensing subsidiary, and Mie Fujitsu announced plans to develop an automotive platform on 40 nm technology using SuperFlash® memory technology licensed by SST.

•
Microchip was named one of Arizona's Most Admired Companies for 2017 by both AZ Big Media as well as BestCompaniesAZ. The company was also given the "American Hero" designation by American Values Investments. Additionally, the AWS-ECC508 and MPLAB Xpress were selected as finalists in the ECN Impact Awards, with the AWS-ECC508 also being named a finalist in Embedded Computing Design's 2017 Most Innovative Products awards program.

- - more - -

Microchip Technology Reports
Second Quarter Fiscal 2018
Financial Results

Third Quarter Fiscal Year 2018 Outlook:

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. The table below provides our guidance on both a GAAP and non-GAAP basis for the December 31, 2017 quarter:

Microchip Consolidated Guidance
	GAAP	Non-GAAP Adjustments	Non-GAAP[1]

Net Sales	$971.7 to $1,012.1 million		$971.7 to $1,012.1 million
Gross Margin[2]	60.65% to 61.05%	$3.4 to $3.5 million	61.0% to 61.4%
Operating Expenses	36.8% to 37.2%	$141.9 to $147.8 million	22.2% to 22.6%
Operating Income	23.45% to 24.25%	$145.3 to $151.3 million	38.4% to 39.2%
Other Expense	$44.75 million	$27.65 million	$17.1 million
Income Tax Expense	0.0% to 1.0%	$32.0 to $32.3 million	8.5% to 9.5%
Net Income	$181.3 to $200.7 million	$140.9 to $146.7 million	$322.2 to $347.4 million
Diluted Common Shares Outstanding[3]	Approximately 247.3 to 248.2 million shares		Approximately 247.3 to 248.2 million shares
Earnings per Diluted Share[3]	73 to 81 cents	57 to 59 cents	$1.30 to $1.40
1    See the "Use of Non-GAAP Financial Measures" section of this release.
2    See Footnote 2 under the "Use of Non-GAAP Financial Measures" section of this release.
3    Earnings per share has been calculated based on the diluted shares outstanding of Microchip on a consolidated basis.

•
Microchip's inventory days in the December 2017 quarter are expected to grow as we continue to make progress in moving towards our longer-term target of 115 to 120 days of inventory. Our actual inventory level will depend on the inventory that our distributors decide to hold to support their customers, overall demand for our products and our production levels.

•
Capital expenditures for the quarter ending December 31, 2017 are expected to be approximately $70 million. Capital expenditures for all of fiscal year 2018 are expected to be between $200 million and $220 million. We are continuing to invest in the equipment needed to support the growth of our production capabilities for fast growing new products and technologies.

[1]
Use of Non-GAAP Financial Measures: Our non-GAAP adjustments, where applicable, include the effect of discontinued operations, share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, inventory valuation costs, severance costs, and legal and other general and administrative expenses associated with acquisitions), revenue recognition changes related to Atmel distributors resulting from changes to business practices with those distributors, non-cash interest expense on our convertible debentures, the related income tax implications of these items, tax adjustments in accordance with ASC 740-270 and non-recurring tax events. Our year-to-date non-GAAP results include all of the aforementioned adjustments

- - more - -

Microchip Technology Reports
Second Quarter Fiscal 2018
Financial Results

plus the effect of a manufacturing excursion issue with one of our suppliers, preclusion of revenue recognition under GAAP for inventory in the distribution channel on the acquisition dates of our acquisitions, a loss on the settlement of our convertible debentures, a gain on an equity method investment, and the related income tax implications of these items.

We are required to estimate the cost of certain forms of share-based compensation, including employee stock options, restricted stock units and our employee stock purchase plan, and to record a commensurate expense in our income statement. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant. The price of our stock is affected by market forces that are difficult to predict and are not within the control of management. Our other non-GAAP adjustments are either non-cash expenses, unusual or infrequent items or other expenses related to transactions. Management excludes all of these items from its internal operating forecasts and models.

We are using non-GAAP net sales, non-GAAP gross profit, non-GAAP gross profit percentage, non-GAAP operating expenses in dollars and as a percentage of sales including non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses, non-GAAP operating income, non-GAAP other expense, net, non-GAAP income tax rate, non-GAAP net income from continuing operations, and non-GAAP diluted earnings per share from continuing operations which exclude the items noted above, as applicable, to permit additional analysis of our performance.

Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods. Many of our investors have requested that we disclose this non-GAAP information because they believe it is useful in understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our underlying operating results. Management uses these non-GAAP measures to manage and assess the profitability of our business. Specifically, we do not consider such items when developing and monitoring our budgets and spending. Our determination of the above non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP. There are limitations associated with using non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance. Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

[2]
Generally, gross margin fluctuates over time, driven primarily by the mix of microcontrollers, mixed-signal products, analog products and memory products sold and licensing revenue; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; costs of wafers from foundries; inventory reserves; pricing

- - more - -

Microchip Technology Reports
Second Quarter Fiscal 2018
Financial Results

pressures in our non-proprietary product lines; and competitive and economic conditions. Operating expenses fluctuate over time, primarily due to net sales and profit levels.

[3]
Diluted Common Shares Outstanding can vary for, among other things, the trading price of our common stock, the exercise of options or vesting of restricted stock units, the potential for incremental dilutive shares from our convertible debentures (additional information regarding our share count is available in the investor relations section of our website under the heading "Supplemental Financial Information"), and repurchases or issuances of shares of our common stock. The diluted common shares outstanding presented in the guidance table above assumes an average Microchip stock price in the December 2017 quarter between $93 and $97 per share (however, we make no prediction as to what our actual share price will be for such period or any other period and we cannot estimate what our stock option exercise activity will be during the quarter).

- - more - -

MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands except per share amounts) (unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Net sales	$1,012,139	$871,364	$1,984,280	$1,670,775
Cost of sales	398,045	460,743	785,747	911,664
Gross profit	614,094	410,621	1,198,533	759,111

Research and development	133,621	137,795	264,101	285,678
Selling, general and administrative	114,289	120,129	228,561	277,634
Amortization of acquired intangible assets	120,913	80,394	241,758	160,565
Special charges and other, net	19,872	9,543	17,116	31,578
Operating expenses	388,695	347,861	751,536	755,455

Operating income	225,399	62,760	446,997	3,656
Losses on equity method investments	(56)	(56)	(111)	(112)
Other expense, net	(39,107)	(37,470)	(94,445)	(69,057)

Income (loss) before income taxes	186,236	25,234	352,441	(65,513)
Income tax (benefit) provision	(2,920)	(10,340)	(7,302)	8,138
Net income (loss) from continuing operations	189,156	35,574	359,743	(73,651)
Discontinued operations:
Loss from discontinued operations	—	(1,850)	—	(7,323)
Income tax benefit	—	(195)	—	(1,530)
Net loss from discontinued operations	—	(1,655)	—	(5,793)

Net income (loss)	$189,156	$33,919	$359,743	$(79,444)

Basic net income (loss) per common share
Net income (loss) from continuing operations	$0.81	$0.17	$1.55	$(0.34)
Net loss from discontinued operations	—	(0.01)	—	(0.03)
Net income (loss)	$0.81	$0.16	$1.55	$(0.37)
Diluted net income (loss) per common share
Net income (loss) from continuing operations	$0.77	$0.15	$1.48	$(0.34)
Net loss from discontinued operations	—	(0.01)	—	(0.03)
Net income (loss)	$0.77	$0.14	$1.48	$(0.37)

Basic common shares outstanding	233,299	215,524	231,364	214,935
Diluted common shares outstanding	244,767	233,960	243,835	214,935

- - more - -

MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands)

ASSETS

	September 30,	March 31,
	2017	2017
	(Unaudited)
Cash and short-term investments	$1,314,604	$1,302,772
Accounts receivable, net	545,416	478,373
Inventories	456,939	417,202
Assets held for sale	—	6,459
Other current assets	126,463	100,234
Total current assets	2,443,422	2,305,040

Property, plant and equipment, net	722,780	683,338
Long-term investments	529,249	107,457
Other assets	4,359,747	4,591,046
Total assets	$8,055,198	$7,686,881

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued liabilities	$403,843	$361,683
Deferred income on shipments to distributors	324,363	292,815
Current portion of long-term debt	5,980	49,952
Total current liabilities	734,186	704,450

Long-term debt	3,011,852	2,900,524
Long-term income tax payable	194,342	184,945
Long-term deferred tax liability	328,235	409,045
Other long-term liabilities	240,459	217,206

Stockholders' equity	3,546,124	3,270,711
Total liabilities and stockholders' equity	$8,055,198	$7,686,881

- - more - -

MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands except per share amounts and percentages)
(unaudited)

RECONCILIATION OF GAAP NET SALES TO NON-GAAP NET SALES

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net sales, as reported	$1,012,139	$871,364	$1,984,280	$1,670,775
Distributor revenue recognition adjustment	—	2,471	—	47,058
Non-GAAP net sales	$1,012,139	$873,835	$1,984,280	$1,717,833

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Gross profit, as reported	$614,094	$410,621	$1,198,533	$759,111
Distributor revenue recognition adjustment, net of product cost	—	922	—	24,338
Share-based compensation expense	3,699	4,100	7,093	11,997
Manufacturing excursion	—	—	(660)	800
Acquisition-related restructuring and acquired inventory valuation costs	—	84,278	—	174,766
Non-GAAP gross profit	$617,793	$499,921	$1,204,966	$971,012
Non-GAAP gross profit percentage	61.0%	57.2%	60.7%	56.5%

RECONCILIATION OF GAAP RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Research and development expenses, as reported	$133,621	$137,795	$264,101	$285,678
Share-based compensation expense	(10,587)	(10,171)	(20,876)	(27,688)
Acquisition-related and other costs	—	(453)	—	748
Non-GAAP research and development expenses	$123,034	$127,171	$243,225	$258,738
Non-GAAP research and development expenses as a percentage of net sales	12.2%	14.6%	12.3%	15.1%

- - more - -

RECONCILIATION OF GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Selling, general and administrative expenses, as reported	$114,289	$120,129	$228,561	$277,634
Share-based compensation expense	(9,324)	(10,119)	(18,049)	(44,284)
Acquisition-related and other costs	(717)	(3,602)	(3,577)	(18,548)
Non-GAAP selling, general and administrative expenses	$104,248	$106,408	$206,935	$214,802
Non-GAAP selling, general and administrative expenses as a percentage of net sales	10.3%	12.2%	10.4%	12.5%

RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Operating expenses, as reported	$388,695	$347,861	$751,536	$755,455
Share-based compensation expense	(19,911)	(20,290)	(38,925)	(71,972)
Acquisition-related and other costs	(717)	(4,055)	(3,577)	(17,800)
Amortization of acquired intangible assets	(120,913)	(80,394)	(241,758)	(160,565)
Special charges and other, net	(19,872)	(9,543)	(17,116)	(31,578)
Non-GAAP operating expenses	$227,282	$233,579	$450,160	$473,540
Non-GAAP operating expenses as a percentage of net sales	22.5%	26.7%	22.7%	27.6%

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Operating income, as reported	$225,399	$62,760	$446,997	$3,656
Distributor revenue recognition adjustment	—	922	—	24,338
Share-based compensation expense	23,610	24,390	46,018	83,969
Manufacturing excursion	—	—	(660)	800
Acquisition-related restructuring, acquired inventory valuation and other costs	717	88,333	3,577	192,566
Amortization of acquired intangible assets	120,913	80,394	241,758	160,565
Special charges and other, net	19,872	9,543	17,116	31,578
Non-GAAP operating income	$390,511	$266,342	$754,806	$497,472
Non-GAAP operating income as a percentage of net sales	38.6%	30.5%	38.0%	29.0%

- - more - -

RECONCILIATION OF GAAP OTHER EXPENSE, NET TO NON-GAAP OTHER EXPENSE, NET

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Other expense, net, as reported	$(39,107)	$(37,470)	$(94,445)	$(69,057)
Loss on settlement of convertible debt	—	—	13,826	—
Non-cash other expense, net	27,231	12,752	54,067	25,289
Gain on equity method investment	—	—	—	(468)
Non-GAAP other expense, net	$(11,876)	$(24,718)	$(26,552)	$(44,236)
Non-GAAP other expense, net, as a percentage of net sales	(1.2)%	(2.8)%	(1.3)%	(2.6)%

RECONCILIATION OF GAAP INCOME TAX (BENEFIT) PROVISION TO NON-GAAP INCOME TAX PROVISION

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Income tax (benefit) provision	$(2,920)	$(10,340)	$(7,302)	$8,138
Income tax rate, as reported	(1.6)%	(41.0)%	(2.1)%	(12.4)%
Distributor revenue recognition adjustment	—	618	—	4,184
Share-based compensation expense	7,846	8,358	15,274	29,246
Manufacturing excursion	—	—	(241)	295
Acquisition-related restructuring, acquired inventory valuation costs, intangible asset amortization and other costs	10,149	8,173	21,043	19,942
Special charges and other, net	7,195	3,042	5,988	9,512
Loss on settlement of convertible debt	—	—	5,053	—
Non-cash other expense, net	9,953	4,699	19,762	9,319
Gain on equity method investment	—	—	—	(172)
Non-recurring tax events	5,603	(4,066)	11,236	2,811
Tax adjustment in accordance with ASC 740-270	(3,348)	11,473	(5,824)	(43,742)
Non-GAAP income tax provision	$34,478	$21,957	$64,989	$39,533
Non-GAAP income tax rate	9.1%	9.1%	8.9%	8.7%

- - more - -

RECONCILIATION OF GAAP NET INCOME (LOSS) FROM CONTINUING OPERATIONS AND GAAP DILUTED NET INCOME (LOSS) PER COMMON SHARE FROM CONTINUING OPERATIONS TO NON-GAAP NET INCOME FROM CONTINUING OPERATIONS AND NON-GAAP DILUTED NET INCOME PER COMMON SHARE FROM CONTINUING OPERATIONS

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net income (loss) from continuing operations	$189,156	$35,574	$359,743	$(73,651)
Distributor revenue recognition adjustment, net of tax effect	—	304	—	20,154
Share-based compensation expense, net of tax effect	15,764	16,032	30,744	54,723
Manufacturing excursion, net of tax effect	—	—	(419)	505
Acquisition-related restructuring, acquired inventory valuation costs, intangible asset amortization and other costs, net of tax effect	111,481	160,554	224,292	333,189
Special charges and other, net	12,677	6,501	11,128	22,066
Loss on settlement of convertible debt, net of tax effect	—	—	8,773	—
Non-cash other expense, net of tax effect	17,278	8,053	34,305	15,970
Gain on equity method investment, net of tax effect	—	—	—	(296)
Non-recurring tax events	(5,603)	4,066	(11,236)	(2,811)
Tax adjustment in accordance with ASC 740-270	3,348	(11,473)	5,824	43,742
Non-GAAP net income from continuing operations	$344,101	$219,611	$663,154	$413,591
Non-GAAP net income from continuing operations as a percentage of net sales	34.0%	25.1%	33.4%	24.1%
GAAP net income (loss) from continuing operations as a percentage of net sales	18.7%	4.1%	18.1%	(4.4)%
Diluted net income (loss) per common share from continuing operations, as reported	$0.77	$0.15	$1.48	$(0.34)
Non-GAAP diluted net income per common share from continuing operations	$1.41	$0.94	$2.72	$1.78
Diluted common shares outstanding, as reported	244,767	233,960	243,835	214,935
Diluted common shares outstanding Non-GAAP	244,767	233,960	243,835	232,315

- - more - -

Microchip Technology Reports
Second Quarter Fiscal 2018
Financial Results

Microchip will host a conference call today, November 6, 2017 at 5:00 p.m. (Eastern Time) to discuss this release. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until November 20, 2017.

A telephonic replay of the conference call will be available at approximately 8:00 p.m. (Eastern Time) on November 6, 2017 and will remain available until 8:00 p.m. (Eastern Time) on November 20, 2017. Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 6969170.

Cautionary Statement:

The statements in this release relating to making outstanding progress in moving towards our long-term operating model, our organic growth continuing to thrive with our Microchip 2.0 initiative and that such initiative allows us to provide total system solutions to customers, our product portfolio and roadmap having never been stronger, successfully finding more opportunities to win new designs attach Microchip's analog products in our customers' applications, these efforts contributing to further revenue growth over time as these new design wins go to production, inventory days starting to improve from our capacity expansion efforts, continuing to see a strong business environment for our products worldwide, bookings continuing to be very strong, continuing to add capacity in our factories, seeing improvement in our inventory position, lead times improving for many of our products, reflecting better than normal seasonality, expecting net sales in the December 2017 quarter to be flat to down 4% sequentially, that our MOST technology is still a leading standard for automotive infotainment, our second quarter fiscal 2018 GAAP and non-GAAP guidance including net sales, gross margin, operating expenses, operating income, other expense, income tax expense, net income, diluted common shares outstanding, earnings per diluted share, inventory days being expected to grow as we continue to make progress towards our longer-term target of 115 to 120 days of inventory, capital expenditures for the December 2017 quarter and for all of fiscal 2018, continuing to invest to support the growth of our production capabilities for fast-growing new products and technologies, and assumed average stock price in the December 2017 quarter are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: any economic uncertainty due to monetary policy, political or other issues in the U.S. or internationally, any unexpected fluctuations or weakness in the U.S. and global economies (including China), changes in demand or market acceptance of our products and the products of our customers; foreign currency effects on our business; the mix of inventory we hold and our ability to satisfy short-term orders from our inventory; changes in utilization of our manufacturing capacity and our ability to effectively manage and expand our production levels; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; the

- - more - -

Microchip Technology Reports
Second Quarter Fiscal 2018
Financial Results

level of sell-through of our products through distribution; changes or fluctuations in customer order patterns and seasonality; our ability to successfully integrate the operations and employees, retain key employees and customers and otherwise realize the expected synergies and benefits of our acquisitions; the impact of any future significant acquisitions that we may make; our ability to obtain a sufficient supply of wafers from third party wafer foundries and the cost of such wafers, changes in U.S. corporate tax laws as a result of currently proposed or future legislation, the costs and outcome of any current or future tax audit or any litigation or other matters involving intellectual property, customers, or other issues; our actual average stock price in the December 2017 quarter and the impact such price will have on our share count; fluctuations in our stock price and trading volume which could impact the number of shares we acquire under our share repurchase program and the timing of such repurchases; disruptions in our business or the businesses of our customers or suppliers due to natural disasters (including any floods in Thailand), terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10-Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip's website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this November 6, 2017 press release, or to reflect the occurrence of unanticipated events.

About Microchip:

Microchip Technology Incorporated is a leading provider of microcontroller, mixed-signal, analog and Flash-IP solutions, providing low-risk product development, lower total system cost and faster time to market for thousands of diverse customer applications worldwide. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at www.microchip.com.

Note: The Microchip name and logo, the Microchip logo, MPLAB, AVR, SuperFlash and MOST are registered trademarks of Microchip Technology Inc. in the USA and other countries. All other trademarks mentioned herein are the property of their respective companies.

- - end - -